Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-167026, 333-172363, 333-177117, 333-179993 and 333-189693) and Form S-8 (Nos. 333-159096, 333-165933, 333-170891, 333-176671, 333-176915 and 333-190542) of Golden Minerals Company of our report dated March 1, 2013 relating to the consolidated financial statements for the year ended December 31, 2012 which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Denver, CO

February 28, 2014